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LETTER TO STOCKHOLDERS

Dear Fellow Stockholders,

This has been a year of tremendous progress toward our mission of injecting innovation into medicine. With an unwavering commitment to patients, we apply our expertise in the extracellular matrix to address unmet needs across diverse therapeutic areas. We have built a solid foundation of revenue-generating partnerships to fund development and commercialization of proprietary, first-in-class therapies. In addition, we entered 2013 well positioned with a fiscal base that supports near- and long-term growth.

To recap some of our most important accomplishments:

•	Entered into a multi-target, royalty-bearing Collaboration and License Agreement with Pfizer in up to six therapeutic targets in primary and specialty care indications.

•	Received positive opinion from Europe's CHMP for the use of HyQvia as replacement therapy for adults with primary and secondary immunodeficiencies.

•	Accelerated reentry of Hylenex® into the marketplace.

•	Began a Phase 4 Hylenex Insulin Pump study in type 1 diabetes with primary endpoints of four-month metabolic outcomes.

•	Supported Roche's line-extension marketing applications with the EMA for subcutaneous formulations of Herceptin® and MabThera®.

•	Completed enrollment of a study with PEGPH20 in combination with gemcitabine in patients with previously untreated metastatic pancreatic cancer.

•	Initiated a two-arm, randomized, multiple-injection study of HTI-501 in a dermatologic aesthetics indication.
Our operating philosophy is to set ambitious goals that embrace our capacity for innovation within the framework of financial discipline. This will continue to be a driving force in enabling our strategic drivers for the year ahead: diversifying revenue streams from existing channels, identifying new partnership opportunities while expanding current ones and investing in our own pipeline.

Young biopharmaceutical companies typically experience a natural ebb and flow between milestones; Halozyme is no exception. However, because of your ongoing belief in our mission, we are confident that our track record of success will continue to grow in 2013 and beyond. Our collective dedication to patients and their families motivates us on a daily basis. In the spirit of appreciation, I also want to acknowledge and thank our 152 Halozyme employees, whose passion and hard work are unmatched.

We look forward to sharing more exciting news with you in the weeks and months ahead.

With best regards,

Gregory I. Frost
President & CEO
Halozyme Therapeutics
April 11, 2013